Exhibit 4.2
EXECUTION VERSION
AMENDMENT NO. 5 TO
RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT
     THIS AMENDMENT NO. 5 TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of December 30, 2008 (this “Amendment”), is between CDF Funding, Inc., a Delaware corporation, as seller (the “Seller”), and GE Dealer Floorplan Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as buyer (the “Buyer”).
BACKGROUND
     The parties hereto are parties to a receivables purchase and contribution agreement, dated as of August 12, 2004 (as amended, modified or supplemented, the “Receivables Purchase and Contribution Agreement”) between the Seller and the Buyer. The parties hereto desire to amend the Receivables Purchase and Contribution Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Receivables Purchase and Contribution Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Purchase and Contribution Agreement.
     SECTION 2. Amendments.
     (a) The following definitions are hereby added in the appropriate alphabetical order in Section 1.1 of the Receivables Purchase and Contribution Agreement:
     “Discount Factor” means, for any Monthly Period, 0% or such higher percentage not to exceed 2% as the Transferor in its sole discretion may designate in accordance with the following sentence; provided that the Transferor shall not designate a Discount Factor greater than 0% for any Monthly Period if such designation would cause the Note Trust Principal Balance to be less than the Required Principal Balance or the Free Equity Amount to be less than the Minimum Free Equity Amount as of the effective date of such designation. Transferor shall provide written notice to the Servicer and the Indenture Trustee of any initial designation, increase or reduction of the Discount Factor for any Monthly Period by not later than the Transfer Date following the end of such Monthly Period and such initial designation, increase, reduction or elimination shall become effective for such Monthly Period as of the first day of such Monthly Period.
     (b) The definition of “Non-Principal Collections” in Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Non-Principal Collections” means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling
Amendment No. 5 to Receivables Purchase
and Contribution Agreement

fees) on the Receivables, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Collections” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account; (b) all Recoveries; (c) payments by Dealers of Manufacturer Discount Amounts; (d) payments by manufacturers of Manufacturer Subsidy Amounts; and (e) the product of (i) any other Collections not described in the preceding clauses (a) through (d) of this definition, multiplied by (ii) the Discount Factor.
     (c) The definition of “Non-Principal Receivables” in Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Non-Principal Receivables” with respect to any Account means (a) all amounts billed to the related Dealer in respect of interest and all other non-principal charges, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Receivables” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account, (b) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts pursuant to this definition and (c) at any time the Discount Factor is greater than 0%, the product of (i) the Outstanding Balance of the Principal Receivables in such Account (determined without giving effect to the proviso in the definition of “Principal Receivables”) multiplied by (ii) the Discount Factor.
     (d) The definition of “Principal Receivable” in Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Principal Receivable” means, with respect to any Account, amounts shown on Seller’s records as Receivables (other than such amounts which represent Non-Principal Receivables described in clauses (a) and (b) of the definition of “Non-Principal Receivables” payable by the related Dealer); provided that at any time the Discount Factor is greater than 0%, the amount of Principal Receivables on any date shall mean the product of (i) the Principal Receivables as otherwise determined pursuant to this definition, multiplied by (ii) 1 minus the Discount Factor.
     (e) Clause (a) of Section 2.4 is hereby deleted in its entirety and replaced with the following:
     (a) The purchase price for the Transferred Receivables and the other Transferred Assets related thereto shall equal the fair market value of such Transferred Receivables and other Transferred Assets as agreed upon by Buyer and Seller prior to such sale adjusted consistent with any then applicable Discount Factor (such amount for any Transferred Assets, the “Purchase Price”).

     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 4. Binding Effect; Ratification.
     (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns; provided, that this Amendment shall only become effective upon the satisfaction of the Rating Agency Condition with respect to this Amendment.
     (b) The Receivables Purchase and Contribution Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase and Contribution Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase and Contribution Agreement as amended hereby, unless otherwise expressly stated.
     (c) Except as expressly amended hereby, the Receivables Purchase and Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 5. Miscellaneous.
     (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT

ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.
     (e) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) Executed counterparts of this Amendment may be delivered electronically.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CDF FUNDING, INC., as the Seller
By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President

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GE DEALER FLOORPLAN MASTER NOTE TRUST, as the Buyer
By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely as the Trustee on behalf of the Buyer

By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

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